Exhibit 99.ACCT

EXHIBIT(a)(4)

KPMG LLP (KPMG) served as the independent registered public accounting firm of the Portfolios, included in Appendix A, of the Advanced Series Trust (the “Trust”), for the Portfolios’ fiscal years ended December 31, 2018 and December 31, 2019. KPMG’s reports on the financial statements for the fiscal years ended December 31, 2018 and December 31, 2019 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During such fiscal year-ends and through January 25, 2020, the date of dismissal, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Portfolios’ financial statements for such period, and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On January 25, 2020, the Audit Committee and the Trust’s Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (PwC), to serve as the independent registered public accounting firm for the Portfolios’ fiscal year ending December 31, 2020, thereby replacing KPMG effective upon completion of their December 31, 2019 audits and issuances of their reports thereon. During the Portfolios’ fiscal years ended December 31, 2018 and December 31, 2019 and through January 25, 2020, neither the Trust nor the Portfolios, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Portfolios’ financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Appendix A:

Advanced Series Trust (2 OF 2 AST Filings)-

AST AB Global Bond Portfolio

AST Academic Strategies Asset Allocation Portfolio

AST Advanced Strategies Portfolio

AST AllianzGI World Trends Portfolio

AST American Funds Growth Allocation Portfolio

AST AQR Large-Cap Portfolio

AST Balanced Asset Allocation Portfolio

AST BlackRock 60/40 Target Allocation ETF Portfolio

AST BlackRock 80/20 Target Allocation ETF Portfolio

AST BlackRock Corporate Bond Portfolio

AST BlackRock Global Strategies Portfolio

AST BlackRock Low Duration Bond Portfolio

AST BlackRock/Loomis Sayles Bond Portfolio

AST Capital Growth Asset Allocation Portfolio

AST ClearBridge Dividend Growth Portfolio

AST Dimensional Global Core Allocation Portfolio

AST Fidelity Institutional AM Quantitative Portfolio

AST FQ Absolute Return Currency Portfolio

AST Franklin Templeton K2 Global Absolute Return Portfolio

AST Goldman Sachs Global Growth Allocation Portfolio

AST Goldman Sachs Global Income Portfolio

AST Goldman Sachs Multi-Asset Portfolio

AST Jennison Global Infrastructure Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio

AST J.P. Morgan Global Thematic Portfolio

AST Legg Mason Diversified Growth Portfolio

AST Managed Alternatives Portfolio

AST Managed Equity Portfolio

AST Managed Fixed-Income Portfolio

AST MFS Growth Allocation Portfolio

AST Neuberger Berman Long/Short Portfolio

AST PIMCO Corporate Bond Portfolio

AST PIMCO Dynamic Bond Portfolio

AST Preservation Asset Allocation Portfolio

AST Prudential Corporate Bond Portfolio

AST Prudential Flexible Multi-Strategy Portfolio

AST Prudential Growth Allocation Portfolio

AST QMA International Core Equity Portfolio

AST T. Rowe Price Asset Allocation Portfolio

AST T. Rowe Price Corporate Bond Portfolio

AST T. Rowe Price Diversified Real Growth Portfolio

AST T. Rowe Price Growth Opportunities Portfolio

AST Wellington Management Global Bond Portfolio

AST Western Asset Corporate Bond Portfolio

March 2, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Advanced Series Trust Portfolios included in Appendix A, and under the dates included in Appendix A, we reported on the financial statements of the Advanced Series Trust Portfolios as of and for the years ended included in Appendix A. On January 25, 2020, we were dismissed as independent registered public accountant effective upon completion of the audits and the issuance of our reports thereon included in Appendix A.

We have read the statements made by the Advanced Series Trust included under Item 13(a)(4) of Form N-CSR dated March 2, 2020, and we agree with such statements except that we are not in a position to agree or disagree with the statements that (1) the Audit Committee and the Advanced Series Trust’s Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (PwC) to serve as the independent registered public accounting firm, and (2) neither the Advanced Series Trust nor the Portfolios, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Portfolios’ financial statements; or (ii) concerned the subject of a disagreement or reportable events.

Very truly yours,

KPMG LLP

Advanced Series Trust

March 2, 2020

Appendix A

Portfolio	Audit Opinion Date	Years Ended

AST AB Global Bond Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Academic Strategies Asset Allocation Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Advanced Strategies Portfolio	February 20, 2020	Years ended December 31, 2019 and 2018

AST AllianzGI World Trends Portfolio	February 20, 2020	Years ended December 31, 2019 and 2018

AST American Funds Growth Allocation Portfolio	February 24, 2020	Year ended December 31, 2019 and for the period from April 30, 2018 (commencement of operations) through December 31, 2018

AST AQR Large-Cap Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Balanced Asset Allocation Portfolio	February 20, 2020	Years ended December 31, 2019 and 2018

AST BlackRock 60/40 Target Allocation ETF Portfolio	February 24, 2020	Period from January 2, 2019 (commencement of operations) through December 31, 2019

AST BlackRock 80/20 Target Allocation ETF Portfolio	February 24, 2020	Period from January 2, 2019 (commencement of operations) through December 31, 2019

AST BlackRock Corporate Bond Portfolio	February 21, 2020	Period from August 19, 2019 (commencement of operations) through December 31, 2019

AST BlackRock Global Strategies Portfolio	February 20, 2020	Years ended December 31, 2019 and 2018

AST BlackRock Low Duration Bond Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST BlackRock/Loomis Sayles Bond Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Capital Growth Asset Allocation Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

Advanced Series Trust

March 2, 2020

AST ClearBridge Dividend Growth Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Dimensional Global Core Allocation Portfolio	February 21, 2020	Period from November 18, 2019 (commencement of operations) through December 31, 2019

AST Fidelity Institutional AM Quantitative Portfolio	February 20, 2020	Years ended December 31, 2019 and 2018

AST FQ Absolute Return Currency Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Franklin Templeton K2 Global Absolute Return Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Goldman Sachs Global Growth Allocation Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Goldman Sachs Global Income Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Goldman Sachs Multi-Asset Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Jennison Global Infrastructure Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST J.P. Morgan Strategic Opportunities Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST J.P. Morgan Global Thematic Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Legg Mason Diversified Growth Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Managed Alternatives Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Managed Equity Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Managed Fixed-Income Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST MFS Growth Allocation Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Neuberger Berman Long/Short Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

Advanced Series Trust

March 2, 2020

AST PIMCO Corporate Bond Portfolio	February 21, 2020	Period from August 19, 2019 (commencement of operations) through December 31, 2019

AST PIMCO Dynamic Bond Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Preservation Asset Allocation Portfolio	February 20, 2020	Years ended December 31, 2019 and 2018

AST Prudential Corporate Bond Portfolio	February 21, 2020	Period from August 19, 2019 (commencement of operations) through December 31, 2019

AST Prudential Flexible Multi-Strategy Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Prudential Growth Allocation Portfolio	February 20, 2020	Years ended December 31, 2019 and 2018

AST QMA International Core Equity Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST T. Rowe Price Asset Allocation Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST T. Rowe Price Corporate Bond Portfolio	February 21, 2020	Period from August 19, 2019 (commencement of operations) through December 31, 2019

AST T. Rowe Price Diversified Real Growth Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST T. Rowe Price Growth Opportunities Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Wellington Management Global Bond Portfolio	February 24, 2020	Years ended December 31, 2019 and 2018

AST Western Asset Corporate Bond Portfolio	February 21, 2020	Period from August 19, 2019 (commencement of operations) through December 31, 2019